Exhibit 10.32

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

TECHNOLOGY SERVICES AGREEMENT

This Technology Services Agreement (“Agreement”) dated this 24 day of February, 2006, between JACKSON HEWITT TECHNOLOGY SERVICES INC., a Delaware corporation (the “Company”) with its principal place of business at 100 Arthur Andersen Parkway, Sarasota, Florida 34232, and HSBC TAXPAYER FINANCIAL SERVICES INC., a Delaware corporation, with offices located at 90 Christiana Road, New Castle, Delaware (“HSBC”).

Recitals

WHEREAS, Jackson Hewitt Inc. (“Jackson Hewitt”) (i) is the franchisor of the Jackson Hewitt Tax Service® tax preparation system to independently owned and operated franchisees (“Franchisees”) and (ii) through Tax Service of America, Inc. a wholly owned subsidiary owns and operates tax preparation offices (“Corporate Stores,” and, together with Franchisees, “Operators”); and

WHEREAS, The Operators provide to customers computerized federal and state individual income tax return preparation with electronic filing and offer or facilitate related services; and

WHEREAS, HSBC administers and its affiliate offers certain financial products to customers of tax service companies; and

WHEREAS, simultaneous with the execution of this Agreement, HSBC and its affiliate Beneficial Franchise Company, Inc. are entering into an agreement with Jackson Hewitt with respect to a program whereby HSBC shall administer and its affiliate shall offer financial products to certain customers of Jackson Hewitt Tax Service (the “Program”), upon the terms and conditions set forth therein (the “Program Agreement”); and

WHEREAS, HSBC desires, and the Company agrees to provide, certain technology services, personnel and related support to HSBC and Operators in connection with the Program.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. In addition to the other definitions set forth in the Agreement, the following terms are defined as follows:

1.1 “ACR” shall mean an accelerated check refund, assisted direct deposit or ADD, or such other product or terminology used to describe the process by which the Originator receives the Customer’s refund from the taxing authority through a deposit account set up by the Originator before forwarding the net proceeds to the recipient.

1.2 “Applicant” shall mean an individual electing to apply for a Financial Product at the office location of an Operator in connection with the Program.

1.3 “Application” shall mean one or more HSBC Financial Product application forms to be used by an Applicant, including any supplemental application forms.

1.4 “Applicable Law” shall mean all applicable federal, state and local laws, rules and regulations.

1.5 “Business Day” shall mean any day that is not a Saturday, Sunday legal holiday or other day on which banks in the state of New York are required or permitted to be closed.

1.6 “Customer” shall mean a Jackson Hewitt Tax Service customer that was also a customer of one of the financial institutions that provided financial products facilitated by Jackson Hewitt Tax Service offices and such customer received a RAL, a funded Federal ACR, or a funded State ACR from such financial institution. For purposes of this definition, joint borrowers or joint recipients of such a financial product shall constitute one “Customer” and a customer that receives a RAL or a funded Federal ACR and a funded State ACR shall count as two “Customers’.

1.7 “EFS Requirements” shall mean the technology requirements provided by HSBC with respect to the systems operating the Program.

1.8 “Financial Product” shall mean any product offered by the Originator under the Program, including, without limitation, RAL, Money NowSM Loan, ACR, HELP® Loan, Flex Loan, and any similar product or any such product as modified, as offered from time to time.

1.9 “IRS” shall mean the Internal Revenue Service.

1.10 “Marks” shall mean the names, trademarks, service marks, trade names, service names, and logos of a party that are designated by such party for use by the other, as the same may be amended from time to time.

1.11 “Money Now Loan” shall mean a Money Now Loan (pf) and Money Now Loan (std) collectively.

1.12 “Money Now Loan (pf)” shall mean a loan by the Originator to an Applicant based on, among other things, the Applicant’s anticipated Federal income tax refund, with proceeds of such loan available on the same day the loan is approved by the Originator, offered in the month of January and without a final tax return being prepared and filed with the IRS at the time.

1.13 “Money Now Loan (std)” shall mean a loan by the Originator to an Applicant based on, among other things, the Applicant’s anticipated Federal income tax refund, with proceeds of such loan available on the same day the loan is approved by the Originator, with a final tax return being prepared and filed with the IRS in the same office visit as the Applicant applies for such a loan, or if the Applicant applies prior to the first day of electronic filing, the final return being filed on the first day of electronic filing.

1.14 “New Financial Products” shall mean financial products that are not Financial Products.

1.15 “Originator” shall mean the affiliate of HSBC designated to offer Financial Products under the Program.

1.16 “Program Protocols” shall mean those processes and procedures developed by HSBC for offering Financial Products pursuant to the Program, including, but not limited to, EFS Requirements, Quick Reference Guide, HSBC Bank Book materials, and the HSBC Bank Product Compliance Training materials.

1.17 “Qualifying Procedures” shall mean procedures developed from time to time by HSBC relating to an Applicant qualifying to apply for Financial Products and the Application process pursuant to the Program.

1.18 “RAL” shall mean a refund anticipation loan based upon, among other things, and secured by, an Applicant’s anticipated Federal income tax refund.

1.19 “Tax Season” shall mean the period beginning on January 2 of a calendar year and ending on the last day an individual is permitted to file a federal income tax return with the IRS without extension, typically April 15 of such calendar year.

2. THE SERVICES.

2.1 The Services. In advance of each Tax Season, the Company and HSBC shall mutually agree on the technology needs related to the Program including systems and software modification, incorporation and implementation of EFS Requirements in, and the coordination of systems between Profiler®, the Jackson Hewitt Tax Service electronic filing software program and the related systems and servers (“Profiler”) and HSBC’s systems Each party shall provide additional technology services upon the terms and conditions to be agreed in writing with HSBC. This Agreement applies to the services set forth herein to be performed in connection with the facilitation of Financial Products by Jackson Hewitt Tax Service locations during the Tax Season.

2.2 Deliverables. In advance of each Tax Season, The Company and HSBC shall agree in writing as to the deliverables required under this Agreement for the next Tax Season (or other related period) and the timeline of the required deliverables. In the event the parties are unable to reach agreement on the scope of deliverables or related timeline, the parties shall seek the assistance of a mediator to assist them in such efforts. Each party shall use reasonable efforts to implement all requested deliverables, but shall not be held liable for matters not completed for the beginning of a Tax Season if such requests have not been agreed to before

October 31st preceding a Tax Season. Notwithstanding the foregoing, the parties shall use their commercially reasonable best efforts to implement all deliverables that are required in order to comply with Applicable Law.

2.3 New Financial Products. The parties shall devote sufficient time and resources to implement technology solutions for the introduction of New Financial Products into the Program.

3. RIGHTS, DUTIES AND OBLIGATIONS OF THE COMPANY.

3.1 Personnel. The Company shall devote a reasonable number of employees to meet its obligations under this Agreement.

3.2 Training. The Company shall devote employees and resources as it deems necessary to provide training to Operators and corporate staff in connection with the operation of Profiler in connection with the Program.

3.3 Profiler Requirements. Subject to Article 2 above, Profiler shall provide for:

(a) the electronic transmission of Applications to HSBC or the Originator, including extracting all relevant Financial Product data from the IRS transmission file each time a Return for an Applicant is sent to the IRS in accordance with the Electronic Data Processing Guidelines provided by HSBC in advance of each Tax Season.

(b) the display of required interview questions with respect to Financial Products.

(c) the retention of an electronic copy of the forms of all Program documents for a period of five years from the date on such documents (after which time such documents may be deleted in accordance with applicable legal requirements).

(d) the printing of required documents including, the Application (other than paper Applications), IRS Form 8453 or similar form, and Loan Agreement and Disclosure Statement.

(e) the printing of HSBC disbursement checks at designated locations with the ability to affix a facsimile signature of the authorized signatory of the Originator.

3.4 System Errors. The Company shall consult with HSBC to develop a system for eliminating transmission errors, to the extent practicable.

3.5 Support. The Company shall operate a call center to support Operators in connection with the operation of Profiler as it relates to the facilitation of the Program.

3.6 Computer Network. The Company shall establish and maintain a technology and communication center, at a location designated by the Company, for use in electronically transmitting Returns, Applications and other related materials to HSBC.

3.7 Systems. The Company shall provide HSBC with all necessary information needed for HSBC or the Originator to coordinate systems and information.

3.8 Program Deliverables. The Company shall cooperate and consult with HSBC in accordance with Article 2 to agree on deliverables for a Tax Season and the related timeline.

3.9 System Changes. Unless required by law or otherwise agreed, the Company shall not alter its existing systems and software in such a manner that would result in the inability of the system to communicate with HSBC’s system in the general manner in which it communicated for the preceding Tax Season.

3.10 Availability. The Company shall be available during business hours and reasonably at all other times for consultation to HSBC to assist in timely completion of deliverables and continuation of operations during Tax Season.

3.11 Forwarding Applications to HSBC. The Company shall incorporate or cause to be incorporated electronic filing software requirements provided by HSBC into its electronic filing software program relating to Applications. The Company shall extract all Money Now Loan and RAL data from its IRS transmission file each time a return for an Applicant is sent to the IRS in accordance with the Electronic Data Processing Guidelines provided by HSBC from time to time. The Company shall not forward an Application for a RAL or ACR to HSBC without having electronically transmitted or caused to be transmitted the Applicant’s return to the IRS, and shall not forward an Application for a Money Now Loan (std) without transmitting or causing to be transmitted the Applicants return to the IRS on the same day (and if it is done before the start of electronic filing, it must be done on the first day of electronic filing) and with respect to a RAL Application only, without having received acknowledgment of the return’s acceptance from the IRS for Electronic Filing, which acknowledgment shall also include, if available and currently provided, the reason the return was rejected, as described in Chapter 3 of the IRS e-file Handbook for Authorized IRS e-file Providers of Individual Income Tax Returns (Publication 1345, including Rev. Proc. 2000-31), as the same may be amended from time to time. Jackson Hewitt shall also forward customer’s electronically filed tax return information simultaneously with or promptly after the Application is transmitted to HSBC.

4. RIGHTS, DUTIES AND OBLIGATIONS OF HSBC.

4.1 Program Deliverables. HSBC shall cooperate and consult with the Company in accordance with Article 2 to agree on deliverables for a Tax Season and the related timeline

4.2 Systems.

(a) System Changes. Unless required by law or otherwise agreed, HSBC shall not alter its existing systems and software in such a manner that would result in the inability of the system to communicate with the Company’s system in the general manner in which it communicated for the preceding Tax Season.

(b) HSBC acknowledges that Profiler is distributed to Jackson Hewitt Tax Service offices nationally and to Operators through multiple locations and not all of which will participate in the Program or Profiler as it relates to the Program as developed under this Agreement and that certain Program requirements or requests as they relate to Profiler will not be reasonable or practicable due to the needs and requirements of Jackson Hewitt, and the operation of Jackson Hewitt’s business and Profiler. Toward that end, HSBC agrees that it will use its commercially reasonable efforts to accommodate reasonable requests of the Company with respect to the deliverables and Program to ensure that the Company’s programs are not inconsistent, impractical or unduly burdensome on the Company or the operation of the Jackson Hewitt Tax Service business.

(c) HSBC shall provide the Company with all necessary information needed from HSBC or the Originator to create and populate required documents, including information related to the deposit account for Customers created for the respective Financial Product.

4.3 Availability. HSBC shall be available during business hours and reasonably at all other times for consultation to the Company to assist in timely completion of deliverables and continuation of operations during Tax Season.

4.4 Reports. HSBC shall provide, in a timely fashion, such reports to Jackson Hewitt as Jackson Hewitt reasonably may request, including ad hoc reports as well as reports prepared by HSBC for HSBC’s own use regarding Customers; provided that HSBC is not required to provide reports which contain information regarding other transmitters, non-Customers or proprietary risk model information. HSBC shall otherwise notify and discuss trend information with Jackson Hewitt. In addition, HSBC shall also provide, in a timely fashion, on a monthly basis the reports attached hereto as Exhibit 4.4 HSBC covenants and agrees that all reports will be true, correct and complete in all respects.

4.5 HSBC acknowledges and agrees (i) to keep all information with respect to Profiler and the modifications and developments hereunder confidential; and (ii) that the Company maintains sole and exclusive ownership rights in Profiler as modified, and further disclaims on behalf of itself and all other persons any ownership or purported ownership rights in the same.

4.6 Maintenance of Communication Lines. HSBC shall maintain communication lines for the Jackson Hewitt Tax Service e-file processing system to support the maximum daily Financial Product volume projected by the Company, as well as full Application follow-up information using such protocol and process as is mutually agreed upon by the Company and HSBC.

4.7 Maintenance of Communication Lines. HSBC shall maintain communication lines for the HSBC processing center to support the Program, using such protocol and process as is mutually agreed upon by HSBC and the Company. HSBC shall also maintain the ability to electronically communicate with HSBC’s affiliates for the purpose of fulfilling HSBC’s duties under the Program.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

4.8 File Sharing. HSBC shall provide certain processing files for use during each Tax Season to the Company sufficiently in advance of each product launch each Tax Season.

4.9 Management and Technical Support

(a) HSBC shall support the Program with at least the following dedicated non-exclusive staffing: (i) one (1) business development group director; (ii) one (1) business development director; (iii) one (1) risk management professional; (iv) one (1) technology director; and (v) one (1) technology project manager.

(b) In the event any persons currently employed in such roles set forth in paragraph (a) above leaves such role, HSBC shall promptly find a replacement in order to maintain service levels and provide the Company notice of such event and the name of such replacement. Such replacement must be reasonably acceptable to the Company. In the event such replacement is not reasonably acceptable to The Company, HSBC shall endeavor to satisfy the Company’s reasonable requests. In any event, HSBC shall reimburse the Company for any additional costs of resources required to maintain existing service levels after such original departure occurred.

(c) HSBC shall maintain a “firewall” between personnel exclusively dedicated to other transmitters, tax preparers and software developers and confidential information regarding Jackson Hewitt and the Program.

5. LICENSE OF CERTAIN RIGHTS.

5.1 License of Trademarks. During the Term and subject to the terms and conditions of this Agreement, each of HSBC and the Company hereby grants to the other a non-exclusive, non-assignable and royalty-free right and license to use, reproduce and display its Marks and the Marks of their respective affiliates relating to the Program, solely in connection with the Program and Profiler. Neither party shall at any time adopt or use, or seek to register, without the other party’s prior written consent, any variation of such other party’s Marks, or any mark similar thereto or likely to be confused therewith. Any and all goodwill arising from either party’s use of the other party’s Marks shall inure solely to the benefit of such other party, and neither during nor after the termination of this Agreement shall either party assert any claim to the other party’s Marks or goodwill. Neither party shall use the Marks of the other for any purpose except the purposes specifically set forth herein. All rights in and to the Marks of a party which are not specifically granted to the other herein shall remain with such party.

6. FEES PAID TO THE COMPANY.

6.1 Fees. In consideration of the performance of services hereunder, HSBC shall pay to the Company, fees as follows:

(a) HSBC shall pay to the Company for Tax Season 2006 [*].

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

(b) HSBC shall pay to the Company for Tax Season 2007 [*].

(c) The above consideration shall be due and paid in three equal installments each Tax Season. For Tax Season 2006, the first two installments shall be due and paid no later than March 1, 2006, and the third installment shall be due and paid no later than the last Business Day of March 2006. For Tax Season 2007, the three installments shall be due and paid no later than the last Business Day of January, February, and March 2007 respectively.

(d) For Tax Season 2007, HSBC shall pay additional consideration to the Company for additional services performed and additional resources required to support expansion in the Program over such Tax Seasons. [*]

6.2 Financial Products. The parties agree that the Company shall have no right to any fees earned by HSBC in connection with its offering Financial Products.

7. TERM; TERMINATION.

7.1 Term of Agreement. This Agreement shall be effective upon its execution and be deemed effective as of January 1, 2006, and applicable to the Program for Tax Season 2006 and the related preseason period and to the Program for Tax Season 2007. This Agreement shall terminate and expire on October 31, 2007, unless extended by written agreement of the parties (the “Term”).

7.2 Termination.

(a) Any party may terminate this Agreement (i) on the tenth (10th) day after receipt of written notice, or in the case of the period from November 1 to April 15the twentieth (20th) day after receipt of a written notice, by a party during a Tax Season, of its material breach of the performance of its obligations or duties hereunder (provided that the breaching party has failed to cure such breach within such ten-day period); or (ii) immediately upon the effective date of termination of the Program Agreement; provided however if it is ultimately determined that the Program Agreement was wrongfully terminated, then such party shall be liable for wrongful termination under this Agreement.

(b) HSBC and Beneficial Franchise, on the one hand, or The Company, on the other, may terminate the Agreement, at any time, immediately upon notice to the other parties, (i) upon the filing by or against the other party of any petition in bankruptcy or for reorganization or debt consolidation under the federal bankruptcy laws or under comparable law; (ii) upon the other party’s making of an assignment of all or substantially all of its assets for the benefit of creditors; (iii) upon the application of the other party for the appointment of a receiver or trustee of its assets.

7.3 Return of Proprietary Information. Upon termination of this Agreement, the parties will return to any furnishing party all proprietary and confidential information received in connection with this Agreement and certify in writing to such furnishing party that such receiving party has not retained any copies of such proprietary or confidential information.

7.4 Survival. The provision of Articles 6 (to the extent the payment due date is prior to the effective date of termination), 7, 8, and 9 shall survive termination of this Agreement.

8. INDEMNIFICATION.

8.1 Indemnification by The Company. Except as otherwise limited by this Agreement, the Company shall indemnify, defend and hold harmless HSBC, its affiliates, parents, and subsidiaries, and their respective officers, directors, employees, agents, successors and permitted assigns, from and against any and all expenses and costs (including, without limitation, reasonable attorneys’ fees), judgments, penalties, liabilities (including amounts paid in settlement or other disposition) in connection with any third party claims, disputes, controversies or litigation arising out of, relating to or resulting from (i) any violation or alleged violation of Applicable Law by the Company in connection with this Agreement; (ii) any material breach by the Company of any representation, warranty, covenant or agreement hereunder or (iii) the negligence or willful misconduct of the Company in connection with the performance by it of its obligations under this Agreement.

8.2 Indemnification by HSBC. Except as otherwise limited by this Agreement, HSBC shall indemnify, defend, and hold harmless the Company, its affiliates, parents, and subsidiaries, and their respective officers, directors, employees, agents, successors and permitted assigns, from and against any and all expenses and costs (including, without limitation, reasonable attorneys’ fees), judgments, penalties, liabilities (including amounts paid in settlement or other disposition) in connection with any third party claims, disputes, controversies, litigation or regulatory action arising out of, relating to or resulting (i) any violation or alleged violation of Applicable Law by HSBC in connection with this Agreement, (ii) any material breach by HSBC of any representation, warranty, covenant or agreement hereunder; or (iii) the negligence or willful misconduct of HSBC in connection with the performance by them of their respective obligations under this Agreement.

8.3 Indemnification Procedures. The indemnitee shall promptly notify the indemnitor in writing of any claim that may be the subject of indemnification under this Article 8; provided, however, that the failure of an indemnitee to so notify the indemnitor shall not relieve the indemnitor of its indemnification obligations hereunder to the extent that such failure does not actually prejudice the indemnitor with respect to such claim. The indemnitee shall have the right (but not the obligation) to defend such action or proceeding by retaining attorneys of its own selection to represent it at the indemnitor’s reasonable expense; provided that the indemnitor shall in all events have the right to participate in such defense. Indemnitee shall not compromise or settle any such claim or action without the prior approval of the indemnitor. Indemnitor shall have the right to sole and exclusive control of the matter upon written notice to the indemnitee that indemnitor shall take full responsibility for all costs, fees, obligations and damages associated with such claim. Indemnitor shall not compromise or settle any claim or action without the prior approval of the indemnitee and Indemnitor shall not be permitted to take actions that would materially adversely affect indemnitee. In the event of disagreement among the parties with respect to the settlement or handling of a third party matter, the parties agree to seek the immediate assistance of a mediator to assist the parties in resolving the matter taking into account the detrimental impact of the proposed action or inaction on the parties respective businesses

9. MISCELLANEOUS

9.1 Privacy. No party shall make any unauthorized disclosure of or use any personal information of individual consumers which it receives from the other party or on the other party’s behalf other than to carry out the purposes for which such information is received, and each party shall comply in all respects with all applicable requirements of Title V of the Gramm-Leach-Bliley Act of 1999 and its implementing regulations and all other privacy regulations or requirements.

9.2 Information Security. Each party has developed, implemented, and will maintain effective information security policies and procedures that include administrative, technical and physical safeguards designed to (i) ensure the security and confidentiality of confidential information provided to the other parties hereunder, (ii) protect against anticipated threats or hazards to the security or integrity of such confidential information, (iii) protect against unauthorized access or use of such confidential information, and (iv) ensure the proper disposal of confidential information. All personnel handling such confidential information have been appropriately trained in the implementation of that party’s information security policies and procedures. Each party regularly audits and reviews its information security policies and procedures to ensure their continued effectiveness and determine whether adjustments are necessary in light of then-current circumstances including, without limitation, changes in technology, customer information systems or threats or hazards to confidential information. In the event of unauthorized access to confidential information or non-public personal information of individual consumers, each party shall cooperate with the other party, provide any notices and information regarding such unauthorized access to appropriate law enforcement agencies and government regulatory authorities, and affected customers which the other party in its sole discretion deems necessary.

9.3 Proprietary and Confidentiality Rights of The Parties. Each of the parties is informed and acknowledges that implementation and operation of the Program will involve the use of certain systems, computer programs, marketing, product development, risk management, and strategy data and/or other data, including business information or trade secrets (“Proprietary Information”) that are proprietary to the respective parties. Each party will retain in confidence all Proprietary Information received in connection with this Agreement and limit access to or disclosure of such Proprietary Information received in connection with this Agreement solely for the purpose of operation of the Program hereunder. To this end, the recipient will employ the same degree of care to avoid disclosure of such information that it employs with respect to its own information that it deems confidential. Such obligation of confidentiality shall not extend to any information which is shown to have been known by the receiving party prior to disclosure to it by the other party or parties hereto or generally known to others engaged in the same trade or business as the furnishing party, or that is or shall become part of public knowledge through no act or omission by the receiving party or its directors, officers, employees, professional advisors, or other representatives, or that shall have been lawfully received by the receiving party from a third party other than professional advisors and other representatives. Notwithstanding the foregoing, HSBC, upon obtaining appropriate consents from Applicants and the prior written consent of The Company, may share data obtained from such Applicant’s Returns and Applications with its affiliates for the purpose of offering financial products which are not offered by The Company and for the purpose of detecting or preventing fraud.

9.4 Audit and Report Rights.

(a) During the Term and for a period of one year thereafter, each party shall upon reasonable written request to the other party, provide access to books and records to the other party; (but not to any third parties without the consent of that party, which consent shall not be unreasonably withheld) and cooperate with, and provide to, the other party such assistance as it reasonably may require in connection with such party’s audit of the Program or matters in connection with the exercise of termination rights.

(b) HSBC shall provide Jackson Hewitt with reports as reasonably requested by Jackson Hewitt, the expense of which shall be split evenly between the parties, in order to permit Jackson Hewitt to perform an adequate assessment of internal control over financial reporting (which reports shall permit Jackson Hewitt’s auditors to audit Jackson Hewitt’s internal control over financial reporting and management’s assessment thereof). If Jackson Hewitt desires a SAS 70 report, HSBC shall engage its external auditors and shall provide a copy of such written report to Jackson Hewitt. The cost of providing the SAS 70 report by the external auditors shall be split evenly between the parties.

9.5 Representations. Each party represents and warrants to the others that (i) it is a corporation in good standing, (ii) its execution of this Agreement does not constitute a violation of any agreement or relationship to which it is a party, (iii) it has the right to enter into and perform its obligations hereunder and to grant the rights granted herein, and (iv) its Marks do not infringe upon the copyrights or trademarks of any third parties.

9.6 Agency; No Third Party Beneficiary.

(a) This Agreement does not establish or create a joint venture among the Company or HSBC (or its Originator) and the employees, agents or representatives of the respective parties and the Originator are not the partners, agents or representatives of each other. Except as otherwise provided in this Agreement, no party shall have, or hold itself out as having, any right, power or authority to act or create any obligation, express or implied, on behalf of the other.

(b) No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

9.7 Assignment. Subject to the next sentence, this Agreement may not be assigned by any party hereto without the prior written consent of the other, which consent shall not be unreasonably withheld. Either party may assign this Agreement to an affiliate of equal or greater net worth or in connection with a consolidation, merger or sale of all or substantially all of its assets, without the consent of the other party, provided that the successor in interest to such party assumes the obligations of such party hereunder and agrees to be bound by the terms hereof. This Agreement and the covenants and agreements herein contained shall, subject to the provisions of this Section, inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

9.8 Force Majeure. Either party shall be excused from performance hereunder for failure to perform any of the obligations if (i) such failure to perform occurs by reason of any of the following events (“Force Majeure Events”): act of God, fire, flood, storm, earthquake, tidal wave, communications failure, sabotage, war, military operation, terrorist attack, national emergency, mechanical or electrical breakdown, general failure of the postal or banking system, civil commotion, strikes, or the order, requisition, request or recommendation of any governmental agency or acting governmental authority, or either party’s compliance therewith or government proration, regulation, or priority, or any other similar cause beyond either party’s reasonable control and (ii) such Force Majeure Event is beyond such party’s reasonable control. The party excused from performance shall be excused from performance (i) only after notice from the party whose performance is impaired, (ii) only during the continuance of the Force Majeure Event and (iii) only for so long as such party continues to take reasonable steps to mitigate the effect of the Force Majeure Event and to substantially perform despite the occurrence of the Force Majeure Event. The party whose performance is not impaired may terminate this Agreement upon five (5) consecutive days’ notice during any tax season or upon thirty (30) consecutive days’ notice at any other time, effective immediately upon written notice to such party.

9.9 Public Announcements. The parties hereto will jointly determine the appropriateness, timing, distribution, and content of any press releases and any other public announcements that relate to this Agreement or the parties’ business relationship, subject in all cases to the requirements of Section 9.10 hereof.

9.10 Confidential Nature of Agreement. The parties agree that the terms of this Agreement shall be kept confidential and may be released by a party to an unaffiliated third party only (i) if required by Applicable Law (including applicable laws of the securities and exchange commission and other regulatory bodies), or in connection with a merger, consolidation, sale of the stock or substantially all of the assets or other significant transaction of a party; provided that the party to whom this Agreement is disclosed is bound by confidentiality restrictions no less stringent than those set forth herein, or (ii) with the prior written consent of the other party hereto.

9.11 DISCLAIMERS. THE OBLIGATIONS OF THE COMPANY AND HSBC UNDER THIS AGREEMENT ARE IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED. NONE OF THE COMPANY OR HSBC SHALL BE LIABLE FOR INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR INCOME, LOSS OF USE OR OTHER BENEFITS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES PERFORMED HEREUNDER.

9.12 Governing Law. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. §§1051 et seq.), or other federal law, this Agreement and all claims arising from the relationship between the parties hereto shall be governed by, and interpreted in accordance with, the laws of the State of Delaware (without regard to its conflict of laws principles).

9.13 Notices. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery against a signed receipt; (b) facsimile transmission (with confirmation of receipt as provided below); (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or as such other address or facsimile number for such party as shall be specified by notice given hereunder):

If to HSBC to:

HSBC TAXPAYER FINANCIAL SERVICES INC.

90 Christiana Road

New Castle, DE 19720

Attention: Vice President - Sales

With a copy to: Office of the General Counsel

If to Jackson Hewitt Technology Services Inc:

c/o Jackson Hewitt Technology Services Inc.

3 Sylvan Way

Parsippany, NJ 07054

Attention: Group Vice President – Financial Products

With a copy to: Office of the General Counsel

All such notices and communications shall be deemed delivered upon (a) actual receipt thereof by the addressee, (b) actual delivery thereof to the appropriate address, or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously dispatch a copy of the notice to the addressee at the address(es) indicated above by an overnight courier service. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

9.14 Severability; Waiver. If any provision of this Agreement (other than a provision relating to fees) shall for any reason be held invalid, illegal or unenforceable, then the same shall not affect the validity of this Agreement or any other provision hereof, unless such a change has a material impact on any party, and this Agreement shall be interpreted and construed as if such provision to the extent invalid, had not been contained herein. The parties shall in good faith endeavor to redesign the Program or the terms hereof in a manner consistent with the intent and economic effect of this Agreement before terminating this Agreement pursuant to this Section. No waiver of any breach of this Agreement shall be effective unless made in writing and signed by an authorized representative of the waiving party. The waiver by any party of any breach hereof shall not operate or be interpreted as a waiver of any other or subsequent breach.

9.15 Commitment to Negotiation.

(a) Negotiation. Except with respect to a party’s wrongful use of the Marks of the other party for which the aggrieved party may seek injunctive or such other relief as such aggrieved party may deem appropriate, or litigation brought against either party by third parties, no party hereto shall institute any proceeding in any court or administrative agency or any arbitration to resolve a dispute among the parties before that party has sought to resolve the dispute through direct negotiation with the other parties. If the dispute is not resolved within three weeks after a demand for direct negotiation, the parties shall then attempt to resolve the dispute through mediation.

(b) Consent to Jurisdiction. The parties agree that any other party may institute any action against it in any state or federal court of competent jurisdiction located in the City of New York, State of New York and irrevocably submits to the jurisdiction of such courts and waives any objection it may have to either the jurisdiction of or venue in such courts. This provision, however, shall not prevent a party from filing suit in any other court of competent jurisdiction if it chooses to do so.

9.16 WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY RELATED DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH SUIT, ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

9.17 Entire Agreement. This Agreement, together with all Exhibits hereto, including any related agreements, and the Program Agreement represents the entire agreement between the parties with respect to the subject matter set forth herein and each party represents and warrants to the other that there are no oral understandings between or among them or other written documents that differ from the terms and conditions of this Agreement. This Agreement may be modified only by a written agreement, signed by the party against whom enforcement is sought.

9.18 Headings; Construction. Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section or in any way affect this Agreement.

9.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of, which shall be taken together and deemed to be one instrument.

9.20 Further Assurance. From time to time after the execution of this Agreement, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

The parties have executed and delivered this Agreement as of the day and year first above written.

WITNESS:	HSBC TAXPAYER FINANCIAL SERVICES INC.

/s/ Susan E. Artmann	By:	/s/ Reynold F. Sbrilli

	Name:	Reynold F. Sbrilli
	Title:	Senior Vice President

WITNESS:	JACKSON HEWITT TECHNOLOGY SERVICES INC.

/s/ Clark Gill	By:	/s/ Bill SanGiacomo

	Name:	Bill SanGiacomo
	Title:	Group Vice President, Financial Products

Exhibit 4.4

[*]	Designates portion of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.
[*]

Annex I

[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

[*]